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                                                                     EXHIBIT 4.4

                           FORM OF MASTER GLOBAL NOTE



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       (Date of Issuance)

     This Master Note represents Book-Entry Debt Securities within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Master Note is exchangeable for Debt Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Master Note (other than a transfer of this Master Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

     Piedmont Natural Gas Company, Inc. (the "Issuer"), a corporation organized and existing under the laws of the State of North Carolina, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by Citibank, N.A. (the "Paying Agent")), the principal amount and premium, if any, then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity or presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

     Further information with respect to the obligations of the Issuer evidenced by this Master Note is contained in the prospectus, prospectus supplement(s), and pricing supplement(s) prepared by the Issuer and on file with the Securities and Exchange Commission.

     This Master Note is a valid and binding obligation of the Issuer.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]                                   PIEDMONT NATURAL GAS COMPANY, INC.

ATTEST:
                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:
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Name:
Title:


     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         CITIBANK, N.A., as Trustee

                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:
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     This Master Note evidences indebtedness of the Issuer of a single Series of
Medium-Term Notes Series C (the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of April 1, 1993, amended (the "Indenture"), duly executed and delivered by Piedmont Natural Gas Company, Inc., a New York corporation and the corporate predecessor to the Issuer, to Citibank, N.A., as trustee (the "Trustee"), as to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of the Issuer of this Series are limited (except as provided in the Indenture) to the principal amount of $150,000,000 designated as the Medium-Term Notes Series C of the Issuer due 9 months or more from the date of issue. No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each obligation at the times, places and rates, and in the coin or currency, identified on the records of the Issuer.

     At the request of the registered owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

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FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto
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        (Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing
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attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

Dated:
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                                                       (Signature)
Signature(s) Guaranteed:                  NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as written upon the face of this
                                          Master Note, in every particular,
                                          without alteration or enlargement or
                                          any change whatsoever.

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Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its Agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.